Exhibit 4.1

**Global Blue Group Holding AG**
**Brüttisellen, Switzerland**

**Share Capital of CHF [*] divided into [*] registered shares of CHF 0.01 nominal value each.**

## Share Certificate No. [*]

**representing**

[*] registered shares of CHF 0.01 nominal value fully paid and non-assessable

Shares no. [*] to [*] in the aggregate nominal value of [*]

Issued to [*] as owner

[date]

Global Blue Group Holding AG

______________________________
(Director)

GLOBAL BLUE GROUP HOLDING AG

SWITZERLAND

The Company will furnish without charge to each shareholder who so requests a copy of the provisions setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. Any such requests may be addressed to the principal office of the Company or to the Transfer Agent named on the face hereof. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of preferred shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT— Custodian
(Cust) (Minor)
under Uniform Gifts to Minors

Act

(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

ordinary shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said share on the books of the within named Company will full power of substitution in the premises.

Dated	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).